Exhibit 5.1
[Letterhead of Dorsey & Whitney LLP]
Uroplasty, Inc.
5420 Feltl Road
Minnetonka, MN 55343-7982
Re:	Registration Statement on Form S-3 File No. 333-167274
Ladies and Gentlemen:
     We have acted as counsel to Uroplasty, Inc., a Minnesota corporation (the “Company”), in connection with the above-captioned Registration Statement on Form S-3, as amended by Amendment No. 1 thereto (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of securities of the Company to be offered from time to time, a Prospectus dated June 24, 2010 (the “Base Prospectus”), a Preliminary Prospectus Supplement dated July 21, 2010 (the “Preliminary Prospectus Supplement”) and a Prospectus Supplement dated July 22, 2010 (together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”). The Prospectus relates to the issuance by the Company under the Registration Statement of up to 4,600,000 shares (the “Shares”) of common stock, $0.01 par value (the “Common Stock”), of the Company, which includes up to 600,000 shares of Common Stock issuable solely for the purpose of covering over-allotments, and the sale thereof pursuant to the Underwriting Agreement, dated July 22, 2010 (the “Underwriting Agreement”), by and between the Company and Oppenheimer & Co. Inc., as Representative of the Underwriters named in Schedule I thereto.
     For purposes of this opinion, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.
     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when delivered against payment therefor pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable.
     Our opinions expressed above are limited to the laws of the State of Minnesota and the federal laws of the United States of America.

Uroplasty, Inc.

     We hereby consent to your filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and to its incorporation by reference into the Registration Statement, and to the reference to our firm under the captions “Legal Matters” and “Validity of Securities” contained in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Dated: July 22, 2010

Very truly yours,

TOM/SFA